Exhibit 99.1

NEWS

INVESTOR CONTACT:         (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS DECEMBER 2006 OPERATIONAL RESULTS

CALABASAS, CA (January 12, 2007) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended December 31, 2006.  Key operational results included the following:

•                Mortgage loan fundings for the month of December were $42 billion, down 7 percent from December 2005, but were 9 percent higher than November 2006.  Total mortgage loan funding volume for the fourth quarter of 2006 was $122 billion and was the highest quarterly mortgage loan funding volume for 2006; however, this represented a decline of 9 percent compared to the fourth quarter of 2005.

—        Monthly purchase volume of $17 billion was down 20 percent from December 2005.  Fourth quarter purchase volume of $51 billion declined 18 percent from the same prior year quarter.

—        Home equity loan fundings were down 19 percent from December 2005 to $3.3 billion at December 2006.  Fourth quarter 2006 home equity volume of $11 billion decreased by 5 percent as compared to the last quarter of 2005.

—        Nonprime loan fundings for the month of December were $3.7 billion, as compared to $4.4 billion in December 2005.  Nonprime activity for the fourth quarter of 2006 of $10 billion was down by 17 percent as compared to the same quarter last year.

—        On a consolidated basis, Countrywide funded $2.9 billion in pay-option loans during the month as compared to $8.0 billion in December 2005.  Fourth quarter 2006 pay-option fundings were $10 billion as compared to $24 billion for 2005’s fourth quarter.  For the 2006 full year, pay-option fundings were $64 billion, which compares to $95 billion for 2005.

—        It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to equal 100 percent of total fundings.

•                Average daily mortgage loan application activity in December was $2.7 billion, up 11 percent from December 2005.  The mortgage loan pipeline was $57 billion at December 31, 2006 as compared to $60 billion at December 31, 2005.

•                The mortgage loan servicing portfolio continued to grow, reaching $1.3 trillion at December 31, 2006.  This is an increase of $187 billion, or 17 percent, from December 31, 2005.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

•                Banking Operations’ assets were $83 billion at December 31, 2006, an increase of 14 percent from December 31, 2005.

•                Securities trading volume in the Capital Markets segment totaled $362 billion for December 2006, rising 26 percent as compared to December 2005.  For the fourth quarter of 2006, securities trading volume was $987 billion, surpassing last year’s fourth quarter by 14 percent.

•                Net earned premiums from the Insurance segment totaled $106 million, down 13 percent from December 2005.  Net earned premiums for the 2006 fourth quarter totaled $307 million, which compares to $299 million for the fourth quarter of 2005.

“Despite a transitional and challenging mortgage market throughout 2006, Countrywide produced strong operational results for the year,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “While the 2006 mortgage market reflected excess capacity and strong competition, Countrywide’s total mortgage loan funding volume of $463 billion for the year was down less than 7 percent from the record level set in 2005.  This compares favorably to the industry, which is forecasted to decline by 15 to 20 percent.  Our servicing portfolio continued its upward path, reaching $1.3 trillion at year-end.  And strong operational metrics were achieved in all our other business segments — $83 billion in Banking Operations’ assets, $3.8 trillion in securities trading volume and $1.2 billion in net earned premiums.”

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000, and Fortune 500.  Through its family of companies, Countrywide: originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company.  For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; failure to attract and retain a highly skilled workforce; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations 4500 Park Granada • Calabasas, CA 91302 • 818-225-3550 http://www.countrywide.com Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation. Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.	2

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	December 31	December 31	December 31	December 31
	2006	2005	2006	2005
LOAN PRODUCTION
Number of Working Days in the Period	20	21	252	252
Average Daily Mortgage Loan Applications	$2,735	$2,467	$2,643	$2,700
Mortgage Loan Pipeline (loans-in-process)	$57,217	$59,651
Commercial Real Estate Loan Pipeline (loans-in-process)	$1,991	$803

Loan Fundings (2):
Retail Lending	$13,949	$12,735	$155,779	$155,290
Wholesale Lending	7,781	8,607	95,537	102,742
Correspondent Lending	18,370	18,266	185,331	211,887
Capital Markets Purchases	1,575	4,506	17,658	21,028
Banking Operations Purchases (2)	55	628	8,196	4,429
Total Mortgage Loan Fundings	41,730	44,742	462,501	495,376
Commercial Real Estate Lending	1,093	362	5,671	3,925
Total Loan Fundings	$42,823	$45,104	$468,172	$499,301

Total Bank Mortgage Loan Fundings (3)	$15,744	$5,108	$129,772	$54,515

Loan Fundings in Units (2):
Retail Lending	78,754	81,628	982,135	1,007,615
Wholesale Lending	38,199	41,380	466,265	508,753
Correspondent Lending	89,483	91,459	926,467	1,080,139
Capital Markets Purchases	5,860	17,250	67,763	81,828
Banking Operations Purchases (2)	183	1,549	63,801	51,539
Total Mortgage Loan Fundings	212,479	233,266	2,506,431	2,729,874
Commercial Real Estate Lending	87	28	620	258
Total Loan Fundings	212,566	233,294	2,507,051	2,730,132

Total Bank Mortgage Loan Fundings (3)	87,509	36,665	838,174	468,857

Mortgage Loan Fundings (2)(4):
Purchase	$17,147	$21,302	$208,321	$233,822
Non-purchase	24,583	23,440	254,180	261,554
Total Mortgage Loan Fundings	$41,730	$44,742	$462,501	$495,376

Mortgage Loan Fundings by Product (2):
Government Fundings	$1,240	$890	$13,093	$10,714
ARM Fundings	$15,222	$22,984	$210,902	$261,216
Home Equity Fundings	$3,271	$4,020	$47,876	$44,850
Nonprime Fundings	$3,739	$4,405	$40,596	$44,637

MORTGAGE LOAN SERVICING (5)
Volume	$1,298,394	$1,111,090
Units	8,198,873	7,431,949
Subservicing Volume (6)	$18,275	$29,901
Subservicing Units	179,293	261,078
Prepayments in Full	$21,315	$17,810	$216,801	$227,771
Bulk Servicing Acquisitions	$6,589	$1,686	$15,781	$51,377
Portfolio Delinquency - CHL (7)	5.02%	4.61%
Foreclosures Pending - CHL (7)	0.65%	0.44%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	December 31	December 31	December 31	December 31
	2006	2005	2006	2005
LOAN CLOSING SERVICES (units)
Credit Reports	675,767	657,448	9,968,400	9,603,815
Flood Determinations	260,263	294,120	3,376,840	3,575,409
Appraisals	109,116	96,598	1,277,405	1,202,848
Automated Property Valuation Services	447,833	457,504	8,093,544	7,410,611
Other	22,031	15,261	214,493	183,037
Total Units	1,515,010	1,520,931	22,930,682	21,975,720

CAPITAL MARKETS
Securities Trading Volume (8)	$361,725	$286,037	$3,832,900	$3,551,483

BANKING
Banking Operations Assets (in billions)	$83	$73

INSURANCE
Net Premiums Earned:
Carrier	$85.6	$105.6	$947.8	$773.0
Reinsurance	20.3	16.5	223.5	180.7
Total Net Premiums Earned	$105.9	$122.1	$1,171.3	$953.7

Period-end Rates
10-Year U.S. Treasury Yield	4.71%	4.39%
FNMA 30-Year Fixed Rate MBS Coupon	5.79%	5.75%

(1) This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company.  All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company.  Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2) During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.

(3) These loans are either processed for Countrywide Bank by the Company’s Mortgage Banking production divisions or purchased from non-affiliates and are included in “Total Mortgage Loan Fundings” above.  The amounts include loans funded for both investment purposes and for sale.  The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4) Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5) Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6) Subservicing volume for non-Countrywide entities.

(7) Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8) Includes trades with Mortgage Banking Segment.

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